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                                  Exhibit 10.1


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                                 SHARE BUILDER









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                               TABLE OF CONTENTS


INTRODUCTION ..................................1
ELIGIBILITY AND PARTICIPATION .................2
EMPLOYEE CONTRIBUTIONS ........................3
COMPANY CONTRIBUTIONS .........................3
BROKER COMMISSIONS ............................3
YOUR INDIVIDUAL ACCOUNT .......................3
WHAT HAPPENS TO THE STOCK? ....................4
HOW DOES OWNING STOCK AFFECT YOUR INCOME TAX? .4
BROKER FOR THE PLAN ...........................5
QUESTIONS AND ANSWERS .........................5
PARTICIPATION FORMS ...........................8




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                                  INTRODUCTION

                 AN OPPORTUNITY TO PURCHASE AMCAST COMMON STOCK
                           THROUGH PAYROLL DEDUCTIONS

Amcast has agreed to make its payroll deduction facilities available to its eligible employees to enable them to purchase Amcast common stock at market prices current at the time of purchase, through individual monthly ShareBuilder Plan accounts opened by such employees with Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Broker").

The formal name of the plan is Amcast Industrial Corporation Employee ShareBuilder Plan. This plan gives you an opportunity to become a stockholder, and it provides you with a convenient and consistent way to supplement your own personal savings plan.

This booklet summarizes the provisions of the plan. It explains in detail how you become eligible, what you must do to participate and what the plan does for you.

Please read the booklet carefully. You might want to share it with your family as well. In that way, all of you will know how the plan works-both for today and for the future.

                                     * * * * *


Participation in the plan is entirely voluntary and Amcast is making no recommendations to its employees. You should know that there is no guarantee under the plan against loss due to changes in stock-market prices. In seeking the benefits of stock ownership, you must also accept the risks.

Amcast has reserved the right to discontinue use of its payroll deduction facilities for this plan at any time it deems such action to be advisable in its judgment.



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                                ELIGIBILITY AND
                                 PARTICIPATION

When you become    You become eligible to participate in the plan if you:
eligible for       o have reached the age of majority in the state in which
participation        you reside,
                   o are a full-time employee,
                   o have completed one year of continuous full-time
                     employment with Amcast or a subsidiary,
                   o are not declared ineligible by Amcast.
 ...all you need    Once you are eligible to participate, all you need to do is to do is fill out fill out the appropriate forms (see page 8) to become a appropriate forms. participant. As mentioned earlier, participation is voluntary. If you elect to participate, these are the steps you must take:
                   o complete the Payroll Deduction Authorization form
                     and the Purchase Order form (and the Joint Account
                     with Right of Survivorship form, if you wish),
                   o decide how much money you want to contribute for
                     the purchase of Amcast stock. How much you can
                     contribute is discussed in the next section.
                     Your plan participation begins as soon as the required forms are received and processed by your local personnel office.
                     You remain a participant until the earliest of:
                   o your termination of employment with Amcast or a sub-
                     sidiary,
                   o your written election to terminate your plan participa-
                     tion, or
                   o the date of your death.

If you withdraw    You may withdraw from plan participation at any time by
from the plan,     submitting a written request to your local personnel
you must wait to   office. You must wait at least six months from the
participate again. effective date of your withdrawal to start participating again. Assuming that you are still eligible, all you need to do is fill out the same forms you did before and wait for them to be processed again.



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                      EMPLOYEE CONTRIBUTIONS

You can contribute    Employee contributions to the ShareBuilder Plan are
up to $46 weekly,     subject to your pay period designation as outlined below.
$92 biweekly, $100    Pay Period           Contribution Limits
semimonthly, or       Designation     Minimum            Maximum
$200 monthly.         Weekly          $ 5                $ 46
                      Biweekly        $ 9                $ 92
                      Semimonthly     $10                $100
                      Monthly         $20                $200

                      Employee contributions will be deducted from all pay periods except vacation periods.

                      All deductions must be in WHOLE DOLLAR amounts. You may increase or decrease your payroll deduction by sending a written request to your human resources representative. However, you may not make this kind of change more than twice in a 12-month period.


                      COMPANY CONTRIBUTIONS

Amcast will           Amcast will also match $.15 for each $1.00 you contribute
contribute $.15       to the ShareBuilder plan immediately. These matching con-
for each $1.00        tributions will be used to purchase additional shares of
you contribute.       Amcast stock and will be automatically credited to your
                      account.


                      BROKER COMMISSIONS

Amcast                Amcast will pay the broker for commissions on purchases
will pay              made through the company and for dividend reinvestments
commissions.          on those shares.

                      The broker's commission and other charges in connection with sales, or in connection with purchases not made by payroll deductions, will be payable by the employee who orders the transactions for his account (see page 7).


                      YOUR INDIVIDUAL ACCOUNT

Broker opens          Once you start contributing to the plan, the broker opens
account in your       an account in your name. The relationship between you
name.                 and the broker (see page 5) is the normal relationship


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                      between any broker and its client. You may use your
                      account for purchasing shares of common stock outside the plan, as discussed in the questions and answers section.

Broker buys shares    The contributions you make to the plan are forwarded to
of Amcast             the broker on a monthly basis. The broker then purchases
stock. . .            shares of Amcast stock for you at the prevailing market
                      price. . .full shares, or a fractional interest in full shares, as the total monthly contribution to your account allows. (Fractional share interests are allocated to the nearest ten-thousandth of a share).


                      WHAT HAPPENS TO THE STOCK?

 . . . which are       At the time of purchase, you immediately own all full and
always owned          fractional shares of stock which have been purchased in
by you.               your name. This stock stays in your account and earns
                      dividends which are automatically reinvested in more full and/or fractional shares of Amcast stock for you.

                      Instead of leaving your shares on deposit with the broker, you are free to keep them yourself, or you may instruct the broker to sell all or any portion of the shares, with all proceeds going to you.

                      Even if you sell all of the Amcast stock in your account, you can still remain a plan participant. See page 2 for details about when participation stops


                      HOW DOES OWNING STOCK AFFECT
                      YOUR INCOME TAX?

Dividends and         Since this ShareBuilder Plan is not a "qualified" plan (in company contributions other words, it is not tax-exempt under federal
are taxable           standards), all dividends and company contributions are
to you.               taxable to you as ordinary income for federal tax
                      reporting purposes (perhaps for state and local taxes, too, if applicable).

                      Also, if you intend to sell any stock, you might want to seek tax counsel, since any profit from the sale is also taxable.




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                      You will receive quarterly statements of your account
                      which you should keep as part of your permanent records. They serve as evidence of stock ownership and as a basis for tax records.


                      BROKER FOR THE PLAN

Broker is             Amcast has designated the Dayton, Ohio office of Merrill
Merrill Lynch.        Lynch, Pierce, Fenner & Smith Inc., as broker. The address is: Courthouse Plaza, 10 West Second St., P.O. Box 1013,
                      Dayton, Ohio 45402. Mark any correspondence with this
                      office to the attention of TOM BLALOCK. Should you have
                      any questions concerning your account his telephone
                      number is:
                      Dayton, Ohio    225-2677
                      Ohio            1-800-762-9124
                      Outside Ohio    1-800-543-9168


                      QUESTIONS AND ANSWERS

                      Here are answers to questions most frequently asked about the ShareBuilder Plan:

                      WHAT DOES STOCK COST?

Stock prices vary.    Stock prices vary from day to day and even hour to hour,
                      depending on how much owners of a stock are willing to sell it for and how much buyers are willing to pay for it.
                      Prices are not fixed or regulated by anyone. They depend on the basic law of supply and demand.


                      WHAT DO I GET TO SHOW THAT I OWN STOCK?

You will receive      As a participant in the plan, you will receive quarterly,
regular account       cumulative statements showing the total shares in your
statements.           account which were purchased with your payroll
                      deductions. The statement will also describe the price that was paid on the date of purchase, plus a confirmation of your dividend reinvestments.



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                      Your stock is held for you without payment of a custody
                      charge. No actual stock certificate for the shares you own is issued in your name unless you request it. There is a charge for the issuance of a stock certificate. No certificate can be issued for a fractional interest in a share.

                      WILL I RECEIVE INFORMATION PROVIDED TO STOCKHOLDERS?

You will receive      As soon as you own one full share of stock, you will
stockholder           receive any material received by Merrill Lynch and issued
information.          by Amcast for the benefit and information of its
                      stockholders such as the annual report, interim reports, and proxy forms.


                     WHEN I AM A STOCKHOLDER, WHO DECIDES HOW I SHOULD VOTE MY STOCK?

You exercise         You do. When Amcast distributes proxies, your full shares
voting rights.       will be voted for you in accordance with your written
                     instructions as delivered to Merrill Lynch.


                     WHAT HAPPENS IF I STOP MY PAYROLL DEDUCTIONS?

Your account will    If for any reason you notify Amcast to discontinue your
continue unless      payroll deductions, Merrill Lynch will continue your
you elect to         account unless you elect to close it. To close your
close it.            account, you  may request that Merrill Lynch send you a
                     stock certificate for the number of full shares you own plus a check for the net proceeds from the sale of any fractional interest of a share credited to you. Or, if you don't want to keep your shares and want the cash instead, Merrill Lynch will, on instructions from you, sell your stock and send you a check for the net proceeds, less commissions and charges.


                     WHAT HAPPENS IF I LEAVE AMCAST?

                     It is not necessary that your accumulated shares be sold if you leave Amcast. You will still have an account




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                     with Merrill Lynch and can go right on buying stock by
                     direct payments either monthly or quarterly. If you request, your account will be closed as explained above.


                     MAY I MAKE OTHER INVESTMENTS DIRECTLY WITH MERRILL LYNCH?

You may purchase     Yes. Since your account is with Merrill Lynch, you may
shares of common     directly purchase any stock listed on the New York and
stock outside the    American Stock Exchanges, plus more than 1,000 major
plan.                over-the-counter stocks. You may buy any dollar amount you wish, beginning at $25. All you need do is send your order, along with a check, to the Merrill Lynch office listed above. Your order will be executed at the opening price on the next business day following receipt of your instructions. A reduced brokerage commission is automatically deducted from the total amount





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TERMS AND CONDITIONS

I understand that the following terms and conditions shall govern all transactions in my account with Merrill Lynch, Pierce, Fenner & Smith Inc., and the voting and handling of securities in such account.

1. All provisions of any constitution, rules and regulations of the exchange or marketplace and its clearing house, if any, where transactions are executed shall apply. I warrant that I have attained the age of majority in the state in which I reside.

2. Single payments in my account, made in addition to my payroll deductions, may be made by forwarding a check or money order with a designation of Amcast as the security to be purchased. Each acceptable payment, less standard charges, will be applied to the purchase of full shares and/or a fractional interest in shares. The execution of single payment purchases or sales will be at the opening or as soon as practicable thereafter on the first business day following the day the order is received.

3. Payments for either a payroll deduction plan or a dividend reinvestment plan will periodically be made either through payroll deductions by my employer or by the Amcast dividend paying agent. Each such payment may be commingled with other participants' funds and additional funds, if any, forwarded by my employer or the dividend paying agent, to purchase shares and fractional interests in shares. Shares for either plan may be purchased over a period of time, and the average price of shares purchased shall be the price per share allocable to me.

4. Commissions, fees or other charges on all transactions in my account will be in accordance with the rates from time to time in effect under the rules of the New York Stock Exchange where applicable or at such other rates as posted by Merrill Lynch, Pierce, Fenner & Smith Inc., and in effect at the time of the transaction.

5. Cash dividends on shares held in my account on the record date for dividends will be credited to my account on payment date and reinvested, unless I instruct you to the contrary. My pro-rata share of stock dividends and split-ups of shares are to be credited to my account. Other distributions of securities and rights to subscribe will be sold and the net proceeds handled as a cash dividend. On exchanges or tender offers where timely instructions are not received by you from me, I hereby give you the right to make such exchange or to tender my shares whenever, in your opinion, it is in my best interest to do so.

6. Upon request, and subject to a transfer charge, a certificate in my name for the full shares of a security held in my account will be mailed to me. Proceeds of sales will be held for my account unless you are instructed otherwise.

7. On receipt by you of advice of my legal incapacity or death, securities and cash in my account shall be held pending receipt of proper authorization and instructions.

8. Any controversy between us arising out of transaction in this account or this agreement shall be settled by arbitration before the National Association of Securities Dealers or the New York Stock Exchange or the American Stock Exchange only.

9. Executions and other services shall be limited to those described in these terms and conditions or which Merrill Lynch may from time to time announce. Customers who wish to avail themselves of services not offered in these accounts may at any time apply for a regular cash or margin account.

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